SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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INDUS INTERNATIONAL, INC.
 (Name of Registrant as Specified in its Charter)

__________________________________________________________________________
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INDUS INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 24, 2001

To The Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Annual Meeting") of Indus International, Inc. (the "Company"), a Delaware corporation, will be held on May 24, 2001 at 2:00 p.m., local time, at the Company's headquarters located at 60 Spear Street, San Francisco, California, for the following purposes:

1. To elect the following directors to serve for the ensuing year and until their successors are duly elected and qualified: Richard H. Beatty, Gayle A. Crowell, Robert W. Felton, Kent O. Hudson, Joseph P. Landy, William H. Janeway, Thomas P. Madison and Jeanne D. Wohlers.

2. To approve an amendment to the Company's 1997 Stock Plan to increase the number of shares reserved for issuance thereunder by 2,500,000 shares to 12,500,000 shares.

3. To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2001.

4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement (the "Proxy Statement") accompanying this Notice.

Only stockholders of record at the close of business on April 11, 2001 are entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy.

By Order of the Board of Directors

J. Michael Highland, Secretary

San Francisco, California
April 27, 2001

YOUR VOTE IS IMPORTANT

To assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope, which requires no postage if mailed in the United States.

INDUS INTERNATIONAL, INC.

PROXY STATEMENT FOR THE

2001 ANNUAL MEETING OF STOCKHOLDERS

__________________

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Indus International Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held May 24, 2001 at 2:00 p.m., local time, or at any adjournment of postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's headquarters located at 60 Spear Street, San Francisco, California.

When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of the nominees for directors set forth herein, for the approval of the amendment to the Company's 1997 Stock Plan and for the ratification of the appointment of Ernst & Young as independent auditors as set forth herein and, at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 2000 were mailed on or about May 3, 2001 to all stockholders entitled to vote at the Annual Meeting.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to ChaseMellon Shareholder Services, LLC, Attention: Marjorie Sands, Inspector of Elections, 235 Montgomery Street, 23rd Floor, San Francisco, CA 94104, (i) a written notice of revocation or a duly executed proxy bearing a later date or (ii) by attending the Annual Meeting and voting in person. The presence at the Annual Meeting of the stockholder who has appointed a proxy will not of itself revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card, or if no instructions are indicated, will be voted FOR the slate of directors described herein, FOR the approval of the amendment to the Company's 1997 Stock Plan and FOR the ratification of the appointment of Ernst & Young as independent auditors, and as to any other matter that may be properly brought before the Annual meeting, in accordance with the judgment of the proxy holders.

Voting at the Annual Meeting; Record Date

Only holders of record of the Company's common stock ("Common Stock") at the close of business on April 11, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date and to vote on all matters properly submitted for the vote of stockholders at the Annual Meeting. As of the Record Date, 34,707,104 shares of the Company's Common Stock were issued and outstanding. No shares of Preferred Stock were outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company's Common Stock, see "Security Ownership of Management; Principal Stockholders."

Quorum; Required Vote

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding as of the Record Date. All shares represented at the meeting, whether in person or by a general or limited proxy, will be counted for the purpose of establishing a quorum.

While there is not definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares present and entitled to vote ("Votes Cast") with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

Under current Delaware case law, while broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the voting on a proposal.

Expenses of Solicitation

The Company will bear all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by telephone, telegram, letter or facsimile. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Procedure for Submitting Stockholder Proposals

Stockholders of the Company are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission and the Bylaws of the Company. The Company's Bylaws require a stockholder wishing to make a proposal at the Company's 2002 Annual Stockholder Meeting to submit such proposal to the Company prior to March 9, 2002. Furthermore, if a stockholder wishes to have a proposal included in the proxy statement and form of proxy relating to that meeting, the stockholder must submit the proposal to the Company by December 24, 2001.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

A board of eight directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's eight nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. The Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until such director's successor has been duly elected and qualified.

All nominees are presently directors of the Company. The names of the nominees, their ages as of the date of this proxy statement and certain information about them are set forth below:
Name of Nominee	Age	Principal Occupation
Richard H. Beatty	54	Executive Vice President and Chief Operating Officer of the Company
Gayle A. Crowell	50	Independent Management Consultant
Robert W. Felton (2)	62	Chief Executive Officer of Felton Enterprises
Kent O. Hudson	48	President and Chief Executive Officer of the Company
William H. Janeway (1)	57	Chairman of the Board of the Company, Vice Chairman and Head of the Venture Capital High Technology Team of Warburg Pincus
Joseph P. Landy (2)	39	Executive Managing Director of Warburg Pincus
Thomas P. Madison	55	Independent Management Consultant
Jeanne D. Wohlers (1)(2)	55	Independent Management Consultant

___________________________

  Member of the Compensation Committee.

  Member of the Audit Committee.

Mr. Beatty has served as Executive Vice President and Chief Operating Officer, and director of the Company since January 11, 2000. He has led the Company's eBusiness initiatives since August 1999. From 1996 to August 1999, he was an independent consultant. From 1992 to 1996, he served as President, Consulting Services for SHL Systemhouse. From 1980 to 1992, he was a Partner at Andersen Consulting.

Ms. Crowell has served as a director of the Company since her election on October 19, 2000. Ms. Crowell served as President, Chief Executive Officer and Chairman of the Board of RightPoint from 1998 until its acquisition by E.piphany in January 2000 and now serves as a member of the E.piphany board. From 1994 to 1998, Ms. Crowell was Senior Vice President and General Manager of worldwide field operations for Mosaix, Inc. She also serves on the boards of Outcome.com, Uniscape, and EchoPass.

Mr. Felton is a founder of The Indus Group, Inc. and has been a director since the Company was formed pursuant to the merger of The Indus Group, Inc. and TSW International, Inc. (the "Merger") which was consummated on August 25, 1997. Mr. Felton has served as Chief Executive Officer of Felton Enterprises since March 1999. Mr. Felton was Chairman of the Board of the Company until March 17, 1999. He also served as Chief Executive Officer of the Company until December 31, 1998. From 1988 until August 25, 1997, he was the Chairman, President and Chief Executive Officer of The Indus Group, Inc.

Mr. Hudson has served as President and Chief Executive Officer and director of the Company since January 11, 2000. During 1999, he was a consultant to the Company's eBusiness initiatives. Since August 1998, he has served as the President of Trinity Coast, Inc., a management consulting firm. From July 1997 to September 1998, he was President and Chief Executive Officer of Strategic Resource Solutions, the non-regulated subsidiary of Carolina Power and Light. From November 1991 to June 1997, he was Founder and Chief Executive Officer of Applied Computer Technologies, a provider of enterprise asset management ("EAM") software solutions for educational institutions, prior to its acquisition by Carolina Power and Light.

Mr. Janeway has served as a director of the Company since the consummation of the Merger on August 25, 1997. From 1994 to August 25, 1997, he served as a director of TSW International, Inc. Since 1988, he has been a managing director and the head of the Venture Capital High Technology Team of Warburg Pincus. Since 2000, Mr. Janeway has served as Vice Chairman of Warburg Pincus. Mr. Janeway serves on the Board of Directors as a nominee of Warburg Pincus. Mr. Janeway also serves as a director of BEA Systems, Inc., Industri-Matematik International Corp., Veritas Software and several privately held companies.

Mr. Landy has served as a director of the Company since the consummation of the Merger on August 25, 1997. From 1992 to August 25, 1997, he served as a director of TSW International, Inc. Since 1994, Mr. Landy has been a managing director of Warburg Pincus. Since 2000, Mr. Landy has also served as Executive Managing Director of Warburg Pincus. Throughout his tenure at Warburg Pincus, Mr. Landy has focused on investments ranging from information technology to Internet applications and infrastructure to communications applications. Mr. Landy serves on the Board of Directors as nominee of Warburg Pincus. Mr. Landy also serves as a director of The Cobalt Group, Inc., SynQuest, Inc., and several privately held companies.

Mr. Madison was initially elected as a director of the Company on April 24, 2001. Mr. Madison currently is an independent management consultant. From May 1999 until January 2001, Mr. Madison served as President and Chief Executive Officer of Talus Solutions, implementers of products and services that optimize pricing strategies and practices based upon customer buying behaviors. From March 1994 until May 1999, Mr. Madison served as Group President and Corporate Vice President of Computer Sciences Corp., a consulting company.

Ms. Wohlers has served as a director of the Company since January 1, 1999. Ms. Wohlers currently serves on the boards of directors of 39 mutual funds managed by American Century and on the board of directors of Quintus Corporation, a supplier of solutions for automating customer interactions and service via the internet, email and the telephone. Ms. Wohlers has held a number of corporate senior management positions with high growth companies and investment management firms from 1974 through 1998. From 1994 to 1998, Ms. Wohlers was a partner at Windy Hill Productions, a producer of educational entertainment software. From 1993 to 1997 Ms. Wohlers served on the board of directors of OpenVision, Inc.

Board Meeting and Committees

The Board of Directors of the Company held a total of seven meetings in 2000. No director attended fewer than 75% of the total number of meetings of the Board of Directors or committees of the Board of Directors held in 2000 during the period in which such directors were members of the Board of Directors. The Board of Directors has two committees, an Audit Committee and a Compensation Committee.

The Audit Committee of the Board of Directors currently consists of Robert W. Felton, Joseph P. Landy, and Jeanne D. Wohlers. The Audit Committee recommends engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee held four meetings during 2000. The Charter for the Audit Committee of the Board of Directors is attached as Appendix A.

The Compensation Committee of the Board of Directors currently consists of William H. Janeway and Jeanne D. Wohlers. The Compensation Committee establishes the Company's executive compensation policy, determines the salary and bonuses of the Company's executive officers and recommends to the Board of Directors stock option grants for executive officers. The Compensation Committee held no formal meetings during 2000 because all matters were determined either by the full Board of Directors or by unanimous written consents of the Committee members.

Director Compensation

Directors currently receive no cash fees for services provided in that capacity but are reimbursed for out-of-pocket expenses they incur in connection with their attendance at meetings. Under the Company's 1997 Director Option Plan (the "Director Option Plan"), the Company has reserved 700,000 shares of Common Stock for issuance to the directors of the Company pursuant to non-statutory stock options. As of December 31, 2000, options to purchase an aggregate of 200,000 shares were outstanding under the Director Option Plan at a weighted average exercise price of $6.0875 per share, of which options to purchase 50,000 shares were fully vested and immediately exercisable; no options had been exercised pursuant to the Plan; and 500,000 shares remained available for future grant.

Pursuant to the Director Option Plan, each director who is not an employee of the Company is automatically granted a non-statutory option to purchase 50,000 shares of Common Stock of the Company (the "First Option") on the date such person becomes a director. Thereafter, each such person is automatically granted an option to acquire 10,000 shares of the Company's Common Stock (the "Subsequent Option") upon such outside director's re-election at each Annual Meeting of Stockholders, provided that on such date such person has served on the Board of Directors for at least six months. Each option granted under the Director Option Plan will become exercisable as to 25% of the Shares subject to such option on each anniversary of its date of grant. Effective April 24, 2001, when he commenced his service on the Board of Directors, Mr. Madison received a First Option grant to purchase 50,000 shares at an exercise price of $4.20 per share. Effective October 19, 2000, when she commenced her service on the Board of Directors, Ms. Crowell received a First Option grant to purchase 50,000 shares at an exercise price of $4.375 per share. On June 7, 2000, Messrs. Felton, Janeway and Landy, and Ms. Wohlers each received a Subsequent Option to purchase 10,000 shares at an exercise price of $6.50 per share. On May 12, 2000, Mr. Felton received an additional option to purchase 10,000 shares at an exercise price of $6.375 per share in lieu of the Additional Option he would have received upon his re-election to the Board of Directors at the Company's 1999 Annual Meeting of Stockholders.

Effective December 18, 2000, Ms. Crowell received an option to purchase 100,000 shares of Common Stock at an exercise price of $2.125, which becomes exercisable as to 25% of the shares subject to the option on each anniversary of its date of grant. In her role as Director Ms. Crowell is reviewing the Company's sales and marketing functions and making recommendations for improvements thereto.

Nomination Agreement

The Company, Robert W. Felton and Warburg, Pincus Investors, L.P. ("WPI") entered into a Nomination Agreement that provides that for so long as WPI continues to own more than 15% of the outstanding shares of the Company's Common Stock, WPI will be permitted to nominate two persons to the Company's Board of Directors, and that for so long as WPI continues to own between 7% and 15% of the outstanding shares of the Company's Common Stock, WPI will be permitted to nominate one person to the Company's Board of Directors. The Nomination Agreement also provides that for so long as Mr. Felton continues to own more than 15% of the outstanding shares of the Company's Common Stock, Mr. Felton will be permitted to nominate two persons to the Company's Board of Directors, and that for so long as Mr. Felton continues to own between 7% and 15% of the outstanding shares of the Company's Common Stock, Mr. Felton will be permitted to nominate one person to the Company's Board of Directors, which nominees in each instance may include Mr. Felton.

Required Vote

The eight nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under Delaware law.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

PROPOSAL TWO

AMENDMENT TO 1997 STOCK PLAN

On March 6, 2001, the Board of Directors of the Company approved an amendment to the Company's 1997 Stock Plan (the "Stock Plan") to increase the number of shares of Common Stock available for issuance under the Plan from 10,000,000 to 12,500,000 shares. The Board of Directors believes that increasing the number of shares available under the Stock Plan will enable the Company to continue to attract, retain and motivate its employees and consultants through equity incentives.

Of the 10,000,000 shares authorized under the Stock Plan prior to the amendment described above, as of March 6, 2001, options to purchase 1,603,565 shares had been exercised, options to purchase an aggregate of 7,505,577 shares were outstanding, and 890,858 shares remained available for future grant.

At the Annual Meeting, the stockholders are being asked to approve the amendment to the Stock Plan to increase the number of shares of Common Stock reserved thereunder. A summary of the amended 1997 Stock Plan is provided in Appendix B.

Stock Plan Benefits

The following table sets forth certain information regarding options granted under the Stock Plan during the year ended December 31, 2000 to each of the executives named in the Summary Compensation Table below, all current executive officers as a group, all current directors who are not executive officers as a group, and all other employees (including current officers who are not executive officers) as a group:

STOCK PLAN BENEFITS TABLE
Name and Principal Position Or Identity of group	Dollar Value of Grants (1)	Number of Options Granted under the Plan in 2000
Kent O. Hudson President and Chief Executive Officer	$-	1,000,000
William J. Grabske Former President, Chief Executive Officer and Chief Operating Officer	-	-
Richard H. Beatty Executive Vice President and Chief Operating Officer	-	150,000
Onagh M. Ash Former Executive Vice President of Global Sales, Service and Marketing	-	100,000
Henry C. Montgomery Former Executive Vice President of Finance and Administration, Chief Financial Officer and Secretary	-	500,000
All Executive Officers as a Group (4 persons)	-	1,750,000
Non-Executive Directors as a Group	-	100,000
All Employees Other than Executive Officers	43,957	3,658,343

___________________________

(1) "Value of Grants" is determined by taking the difference between the closing price of the Company's Common Stock on December 31, 2000 of $2.125 per share (the "Closing Price") less the exercise price of the option granted, multiplied by the number of shares subject to the option. If the exercise price of the option exceeds the Closing Price, the Value of Grant is deemed to be zero.

Required Vote

The approval of amendments to the 1997 Stock Plan requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented in person or by proxy and entitled to vote on the proposal. See "Quorum; Required Vote" above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
AMENDMENT TO THE 1997 STOCK PLAN.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected Ernst & Young LLP as independent auditors of the Company, to audit the financial statements of the Company for the current year ending December 31, 2001 and recommends that the stockholders ratify this selection. Ernst & Young LLP has served as independent auditors of the Company since 1997. Representatives of Ernst & Young LLP are expected to be available at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

CONSIDERATION OF AUDITORS' FEES

Audit Fees

Audit fees billed to the Company by Ernst & Young LLP for its audit of the Company's annual financial statements for the year ended December 31, 2000, and for its review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the Securities Exchange Commission ("SEC") for 2000 totaled approximately $380,000.

Financial Information Systems Design and Implementation Fees

The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the year ended December 31, 2000.

All Other Fees

Fees billed to the Company by Ernst & Young LLP during 2000 for all other services rendered to the Company totaled approximately $590,000, including audit related services of $230,000 and non audit services of $360,000. Audit related services generally include fees for employee benefit plan audits, accounting consultation, internal audit projects and regulatory filings.

In connection with the recently revised standards for independence of the Company's independent auditors promulgated by the Securities and Exchange Commission, the Audit Committee has considered whether the provision of such service is compatible with maintaining the independence of Ernst & Young LLP.

In the event that the stockholders do not approve the selection of Ernst & Young LLP, the Board of Directors will reconsider its selection.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2000. The Audit Committee also discussed with the Company's independent auditors, Ernst & Young LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee reviewed the written disclosures and the letter from Ernst & Young LLP as required by Independence Standards Board No. 1 and discussed with Ernst & Young LLP the independence of Ernst & Young LLP. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for filing with the SEC for the year ended December 31, 2000.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Securities Exchange Act.

The Audit Committee of the Board of Directors

Joseph P. Landy, Chairman
Robert W. Felton
Jeanne D. Wohlers

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by the Company for the three most recently completed fiscal years to all individuals serving as the Company's Chief Executive Officer during the last completed fiscal year and the Company's executive officers who were serving in such capacity at the end of the last completed fiscal year (collectively, the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Annual Compensation		Long-term Compensation Awards	All Other Compensation ($)(1)
		Salary ($)	Bonus($)	Securities Underlying Options
Kent O. Hudson	2000	$538,732	$268,654	1,000,000	$5,950
President and Chief Executive	1999	-	-	-	-
Officer	1998	-	-	-	-
William J. Grabske (2)	2000	119,903	-	-	534
Former President, Chief Executive	1999	701,018	350,000	500,000	58,379
Officer, and Chief Operating Officer	1998	381,859	349,372	1,000,000	7,025
Richard H. Beatty	2000	348,080	-	150,000	6,405
Executive Vice President and	1999	129,167	25,000	500,000	3,177
Chief Operating Officer,	1998	-	-	-	-
Onagh M. Ash (3)	2000	351,190	-	100,000	7,499
Former Executive Vice President of	1999	99,615	-	400,000	51,667
Global Sales, Service and Marketing	1998	-	-	-	-
Henry C. Montgomery (4)	2000	307,242	-	500,000	2,503
Former Executive Vice President of	1999	-	-	-	-
Finance and Administration,	1998	-	-	-	-
Chief Financial Officer and Secretary

___________________________

(1) "All Other Compensation" is itemized as follows:

  In 2000, Mr. Hudson received $5,950 in life and health insurance premiums.

  In 2000, Mr. Grabske received $534 in life and health insurance premiums. In 1999, Mr. Grabske received $47,744 in relocation payments, $2,400 in payment pursuant to the Company's 401(k) plan and $8,235 in life and health insurance premiums. In 1998, Mr. Grabske received $2,400 in payment pursuant to the Company's 401(k) plan and $4,625 in life and health insurance premiums.

  In 2000, Mr. Beatty received $6,405 in life and health insurance premiums. In 1999, Mr. Beatty received $3,177 in life and health insurance premiums.

  In 2000, Ms. Ash received $1,094 in payment pursuant to the Company's 401(k) plan and $6,405 in life and health insurance premiums. In 1999, Ms. Ash received $51,515 in relocation payments and $152 in life and health insurance premiums.

  In 2000, Mr. Montgomery received $2,503 in life and health insurance premiums.

(2) Mr. Grabske left the Company on January 11, 2000. Mr. Grabske's compensation for 2000 includes salary of $34,551 and paid personal time off of $85,229.

(3) Ms. Ash left the Company on February 28, 2001.

(4) Mr. Montgomery left the Company on March 7, 2001.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information regarding each grant of options to purchase Common Stock of the Company made to a Named Executive Officer during 2000. Options were granted under the Company's 1997 Stock Option Plan at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options may terminate before their expiration upon the death, permanent disability or termination of status as an employee or consultant of a particular Named Executive Officer.
Name	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($) (1)
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share ($)	Expiration Date
					5%	10%
Kent O. Hudson (2)(3)	1,000,000	17.4	7.6250	1/29/10	4,795,000	12,152,000
William J. Grabske (2)(3)	-	-	-	-	-	-
Richard H. Beatty (2)(3)	150,000	2.6	7.6250	1/29/10	719,000	1,823,000
Onagh M. Ash (2)(3)	100,000	1.7	7.6250	1/29/10	480,000	1,215,000
Henry C. Montgomery (2)(4)	500,000	8.7	8.0625	3/30/10	2,535,000	6,425,000

___________________________

  Potential gains are net of exercise price, but before taxes associated with exercise. Potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These values are calculated based on Securities and Exchange Commission requirements and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions.

  In the case of a change of control of the Company, all outstanding options shall vest immediately.

  Options become exercisable as to 25% of the option shares on the employment date and 25% each anniversary date of the vesting commencement date with full vesting occurring on the third anniversary of the vesting commencement date.

  Options become exercisable as to 25% of the option shares on the employment date, 25% on the first anniversary of the employment date, 12.5% 18 months after the employment date, 12.5% on the second anniversary of the employment date, and 25% on the third anniversary of the employment date.

AGGREGATE OPTION EXERCISES IN 2000 AND YEAR-END VALUES

The following table sets forth information concerning the shares acquired and the value realized upon the exercise of stock options during 2000, the number of shares of Common Stock underlying exercisable and unexercisable options held by each of the Named Officers as of December 31, 2000 and the values of unexercised "in-the-money" options as of that date.

Name	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2000		Value of Unexercised in-the-Money Options at Fiscal Year-End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Kent O. Hudson	-	-	250,000	750,000	-	-
William J. Grabske	536,500	1,443,826	-	-	-	-
Richard H. Beatty	-	-	287,500	362,500	-	-
Onagh M. Ash	-	-	25,000	475,000	-	-
Henry C. Montgomery	-	-	125,000	375,000	-	-

___________________________

(1) Determined by taking the difference between the closing price of the Company's Common Stock on December 31, 2000 of $2.125 per share (the "Closing Price") less the exercise price of the option granted, multiplied by the number of shares subject to the option. If the exercise price of the option exceeds the Closing Price, the value of the option is not in-the-money and the value is deemed to be zero

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

William J. Grabske, the Company's former Chief Executive Officer, and the Company entered into an Employment and Confidentiality Agreement dated May 7, 1998 pursuant to which, upon his involuntary termination for any reason except cause, the Company would pay the remaining portion of his base salary ($700,000 per annum) for up to three years from the date of his employment and would prorate the vesting of his stock options through the date of termination. The Company and Mr. Grabske agreed that his employment was terminated on January 11, 2000 and entered into a Settlement Agreement and Mutual Release on that date. The agreement provided, among things, that the Company would pay Mr. Grabske in a lump sum payment the remaining portion of his base salary through June 15, 2001 (an amount of $919,319, less applicable taxes and withholding). The agreement also provided for a mutual release of claims by the parties. The Company is currently in arbitration with Mr. Grabske with respect to the lump sum payment.

The Company has entered into an Employment Agreement with Kent O. Hudson, its President and Chief Executive Officer dated January 11, 2000. This agreement provided for an initial one-year term of employment, following which the employment became "at-will". The agreement provides for a base salary of $550,000. In addition, the agreement provides for an annual bonus, to be determined by the Board of Directors or its Compensation Committee, of up to 100% of base salary (but not less than 50% of base salary). In addition, in connection with Mr. Hudson's employment by the Company, his agreement provides that Trinity Coast, Inc., a consulting firm owned by Mr. Hudson, will receive a one-time payment of $100,000. The agreement also provides for a grant of an option to purchase 1,000,000 shares of the Company's Common Stock.

The employment agreement also provides for various payments in the event of employment termination or change of control of the Company. In the event that Mr. Hudson's employment is terminated other than voluntarily by Mr. Hudson or for "cause" (as defined in the agreements), the agreement provides that Mr. Hudson is entitled to salary continuation equivalent to 12 months of the current base salary plus a pro-rated bonus of 100% of the prior fiscal year's bonus. The agreement also provides that in the event of a "change of control" of the Company, as defined in the agreements, the stock options granted pursuant to the agreement will become 100% vested and exercisable.

The Company has also entered into an Employment Agreement with Richard H. Beatty, its Executive Vice President and Chief Operating Officer, dated January 11, 2000. The agreement provided for an initial one-year term of employment, following which the employment became "at-will". The agreement provided for a base salary of $350,000 and an annual bonus, to be determined by the Board of Directors or its Compensation Committee, of up to 60% of base salary. The agreement also provided for a grant of an option to purchase 150,000 shares of the Company's Common Stock.

The employment agreement also provided for payments in the event of employment termination or change of control of the Company. In the event that Mr. Beatty's employment is terminated other than voluntarily by Mr. Beatty or for "cause" (as defined in the agreements), the agreement provides that Mr. Beatty is entitled to salary continuation equivalent to 6 months of the current base salary plus a pro-rated bonus of 100% of the prior fiscal year's bonus. The agreement also provided that in the event of a "change of control" of the Company, as defined in the agreements, the stock options granted pursuant to these agreements will become 100% vested and exercisable.

The Company has also entered into an Employment Agreement with Onagh M. Ash, its Executive Vice President of Global Sales, Service and Marketing dated January 11, 2000. The agreement provided for an initial one-year term of employment, following which the employment became "at-will". The agreement provided for a base salary of $350,000 and an annual bonus, to be determined by the Board of Directors or its Compensation Committee, of up to 60% of base salary. The agreement also provided for a grant of an option to purchase 100,000 shares of the Company's Common Stock.

The employment agreement also provided for payments in the event of employment termination or change of control of the Company. In the event that Ms. Ash's employment is terminated other than voluntarily by Ms. Ash or for "cause" (as defined in the agreements), the agreement provided that Ms. Ash is entitled to salary continuation equivalent to 6 months of the current base salary plus a pro-rated bonus of 100% of the prior fiscal year's bonus. The agreement also provided that in the event of a "change of control" of the Company, as defined in the agreements, the stock options granted pursuant to these agreements will become 100% vested and exercisable. Ms. Ash resigned from her position with the Company effective February 28, 2001.

The Company has also entered into an Employment Agreement with Henry C. Montgomery, its Executive Vice President of Finance and Administration, Chief Financial Officer and Secretary, dated March 1, 2000. The agreement provided for an initial one-year term of employment, following which the employment became "at-will". The agreement provided for a base salary of $350,000 and an annual bonus, to be determined by the Board of Directors or its Compensation Committee, of up to 60% of base salary. The agreement also provided for a grant of an option to purchase 500,000 shares of the Company's Common Stock.

The employment agreement also provided for payments in the event of employment termination or change of control of the Company. In the event that Mr. Montgomery's employment is terminated other than voluntarily by Mr. Montgomery or for "cause" (as defined in the agreements), the agreement provides that Mr. Montgomery is entitled to salary continuation equivalent to 12 months of the current base salary plus a pro-rated bonus of 100% of the prior fiscal year's bonus. The agreement also provided that in the event of a "change of control" of the Company, as defined in the agreements, the stock options granted pursuant to these agreements will become 100% vested and exercisable. Mr. Montgomery resigned from his position with the Company effective March 7, 2001.

REPORT OF THE COMPENSATION COMMITTEE

Overview and Philosophy

The Compensation Committee (the "Committee") of the Board of Directors is responsible for reviewing and approving all executive officer pay plans and for developing recommendations for stock option grants for approval by the Board of Directors. These include the following compensation elements: base salaries, annual incentives, stock options and various benefit plans.

The Committee is composed of two independent, non-employee directors. It is the Committee's objective that executive compensation be based on the Company's business performance. Specifically, the Company's executive compensation program is designed to reward exceptional executive performance that results in enhanced corporate and stockholder values.

Published industry pay salary data is reviewed and relied upon in the Committee's assessment of appropriate compensation levels, specifically the analysis of proxies of certain public software companies and appropriate and relevant compensation surveys.

The Committee recognizes that the industry sector in which the Company operates is both highly competitive and undergoing significant globalization with the result that there is substantial demand for qualified, experienced executive personnel. The Committee considers it crucial that the Company be assured of retaining and rewarding its top caliber executives who are essential to the attainment of the Company's ambitious long-term, strategic goals.

For these reasons, the Committee believes the Company's executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations, including some, but not all, of the companies comprising the Nasdaq-100 Index and the Nasdaq Computer Index.

Annual Cash Compensation (Base Salary, Plus Performance Incentives)

The Committee believes that annual cash compensation should be paid commensurate with attained performance. The Company's executive cash compensation consists of base compensation ("salary") and performance incentives ("bonuses"). Base salaries for executive officers are established by considering a number of factors, including the Company's operating results; the executive's individual performance and measurable contribution to the Company's success; and pay levels of similar positions with comparable companies in the industry. The Committee believes that it's executive compensation must remain competitive for it to retain talented executives. Base salaries are typically reviewed annually.

Long-Term Incentive: Stock Options

The Committee recommends executive stock options under the Company's 1997 Stock Plan to foster executive officer ownership of the Company's Common Stock, to stimulate a long-term orientation in decisions and to provide direct linkage with stockholder interests. The Committee considers the total compensation package, industry practices and trends, the executive's accountability level, and assumed potential stock value in the future when granting stock options. The Committee recommends option amounts to provide retention considering projected earnings to be derived from option gains based upon relatively conservative assumptions relating to planned growth and earnings. Therefore, the stock option program is intended to serve as an effective and competitive long-term incentive and retention tool for the Company's executives, as well as other key employees. The exercise prices of stock options granted to executive officers are equal to the fair market value of the Company's Common Stock on the date of grant. Therefore, stock options provide an incentive to maximize the Company's profitable growth that ordinarily, over time, should be reflected in the price of the Company's Common Stock.

Benefits

The Company provides benefits to the named executive officers that are generally available to all employees of the Company. The amount of executive level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of total salary and bonus for the calendar year 2000 for any executive officer.

Chief Executive Officer Compensation

Compensation for the Chief Executive Officer is determined by a process similar to that discussed above for executive officers. In January 2000, the Compensation Committee approved the compensation package of Mr. Hudson (hired as President and Chief Executive Officer on January 11, 2000). This compensation package was designed to give Mr. Hudson's a compensation package comparable to other chief executive officers in the information technology industry.

In particular, Mr. Hudson's compensation comprises $550,000 in salary and up to $550,000 in bonus, payable at the discretion of the Board of Directors. Mr. Hudson's bonus for the year ended December 31, 2000 was $268,654, which amount was guaranteed at the time Mr. Hudson joined the Company.

It is the opinion of the Committee that the aforementioned compensation policies and structures provide the necessary discipline to properly align the Company's corporate economic performance and the interest of the Company's stockholders with progressive, balanced and competitive executive total compensation practices in an equitable manner.

The Compensation Committee of the Board of Directors

William H. Janeway
Jeanne D. Wohlers

PERFORMANCE GRAPH

The following graph compares the cumulative total return for the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market-U.S. Index and the Nasdaq Computer Index. The graph assumes that $100 was invested on August 25, 1997 in the Company's Common Stock, the Nasdaq Stock Market-U.S. Index and the Nasdaq Computer Index, including reinvestment of dividends. No dividends have been declared or paid on the Company's Common Stock. Note that historic stock price performance is not necessarily indicative of future stock price performance.

CERTAIN TRANSACTIONS WITH MANAGEMENT

The Company has entered into a consulting agreement with Mr. Felton, a director of the Company, pursuant to which Mr. Felton will provide consulting services to the Company. Mr. Felton is paid on an hourly basis and receives medical and dental benefits, reimbursement for automobile expense and administrative support. The Company paid Mr. Felton $84,000 during 2000 pursuant to this contract.

SECURITY OWNERSHIP OF MANAGEMENT; PRINCIPAL STOCKHOLDERS

The table below sets forth, as of March 31, 2001, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each Named Executive Officer; (iii) each director of the Company; and (iv) all current directors and executive officers as a group.

Name and Address	Shares Beneficially Owned(1)	Approximate Percentage of Ownership
Warburg, Pincus Investors, LP (2)(3)	18,480,380	53.25%
William H. Janeway (2)(4)	18,496,630	53.29%
Joseph P. Landy (2)(4)	18,496,630	53.29%
Robert W. Felton (5)	3,126,311	9.01%
Weiss, Peck & Greer (6)	2,593,100	7.47%
P.A.W. Capital Corp. (7)	2,320,000	6.68%
Peter A. Wright (7)	2,320,000	6.68%
Kent O. Hudson (8)	500,000	1.44%
Richard H. Beatty (8)	325,000	*
Henry C. Montgomery (9)	303,200	*
Onagh M. Ash (10)	155,000	*
Jeanne D. Wohlers (8)	25,000	*
Gayle A. Crowell	0	*
William J. Grabske (11)	0	*
Thomas P. Madison	0	*
All current directors and executive officers as a group (8 persons)	22,489,191	64.80%

___________________________

* Less than 1%

  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deems shares to be beneficially owned by any person who has or shares voting power or investment power with respect to such shares. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of the Company's Common Stock that will be issuable to the identified person or entity pursuant to assumed stock options that are either immediately exercisable or exercisable within sixty days of March 31, 2001 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

  Represents shares held by Warburg, Pincus Investors, LP ("WPI"). Warburg, Pincus & Co. is the sole General Partner of WPI and has a 20% interest in the profits of WPI. E.M. Warburg, Pincus & Co. LLC manages WPI. Lionel I. Pincus is the managing partner of Warburg, Pincus & Co. and the managing member of E.M. Warburg, Pincus & Co., LLC and may be deemed to control both such entities. The members of E.M. Warburg, Pincus & Co., LLC are substantially the same as the partners of Warburg, Pincus & Co. Mr. Janeway is Vice Chairman and Mr. Landy is Executive Managing Director and both are members of E.M. Warburg, Pincus & Co., LLC, and general partners of Warburg, Pincus & Co. Messrs. Landy and Janeway may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the shares beneficially owned by WPI. Messrs. Janeway and Landy each disclaim beneficial ownership, for purposes of Section 16 of the Exchange Act or otherwise, of such shares. The address of WPI is 466 Lexington Avenue, New York, New York 10017. Includes 3,702,877 shares issuable upon the exercise of currently exercisable warrants held by WPI.

  Robert W. Felton, the Company and WPI entered into a Stock Purchase Agreement dated January 13, 1999 (the "Felton Purchase Agreement"). Under the Felton Purchase Agreement, WPI purchased 5,000,000 shares of the Company's Common Stock from Mr. Felton and WPI agreed that with respect to any proposal presented to the Company's stockholders it will exercise its voting right with respect to any shares of capital stock of the Company owned by it such that the votes of WPI and its affiliates are limited to 50% or less of the votes eligible to be cast on such proposal, except that WPI may vote its shares of capital stock in excess of such 50% vote in the same proportions as the other stockholders of the Company vote their shares of capital stock entitled to vote on such proposal.

  Includes 16,250 shares subject to options exercisable within 60 days of March 31, 2001 granted to each of Messrs. Janeway and Landy in their capacity as directors.

  Includes 170,000 shares subject to options exercisable within 60 days of March 31, 2001. The address of Mr. Felton is c/o Indus International, Inc., 60 Spear Street, San Francisco, CA 94105.

  Represents shares reported on Schedule 13G for the period ended December 31, 2000. The address of Weiss, Peck & Greer is One New York Plaza, New York, New York, 10004.

  Represents shares reported on Schedule 13G for the period ended December 31, 2000. The address of each of P.A.W. Capital Corp. and Peter A. Wright is 10 Glenville St., Greenwich, Connecticut, 06831-3638.

  Represents shares subject to options exercisable within 60 days of March 31, 2001.

  Includes 250,000 shares subject to options exercisable within 60 days of March 31, 2001.

  Includes 150,000 shares subject to options exercisable within 60 days of March 31, 2001.

  Information presented is based on publicly available data.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company's Compensation Committee currently consists of William H. Janeway and Jeanne D. Wohlers. No interlocking relationship exists between any member of the Company's Compensation Committee and any member of the compensation committee of any other company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and persons who own greater than ten percent of a registered class of the Company's equity securities (a "10% Stockholders") are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of the forms furnished to the Company and written representations from the executive officers, directors and 10% Stockholders, the Company believes that delinquent filings were made by the following individuals for the following transactions:

Name	Date of Transaction	Type of Transaction	Shares Subject to Transaction	Date Filing Due	Filing in which Transaction is Reported	Date Filed
Richard H. Beatty	8/2/99	Option Grant	500,000	2/14/00	Form 5	April 25, 2001
	1/29/00	Option Grant	150,000	2/14/01	Form 5	April 25, 2001
Gayle A. Crowell	10/19/00	Option Grant	50,000	2/14/01	Form 5	April 25, 2001
	12/18/00	Option Grant	100,000	2/14/01	Form 5	April 25, 2001
Roy A. Crumrine	8/23/99	Option Grant	12,000	2/14/00	Form 5	April 25, 2001
	3/30/00	Option Grant	75,000	2/14/01	Form 5	April 25, 2001
Robert W. Felton	6/30/92	Option Grant	51,000	2/14/93	Form 5	April 25, 2001
	9/16/96	Option Grant	70,000	2/14/97	Form 5	April 25, 2001
	11/6/97	Option Grant	130,000	2/14/98	Form 5	April 25, 2001
	1/14/99	Sale	5,000,000	2/10/99	Form 5	April 25, 2001
	12/16/98	Gift	25,000	1/10/99	Form 5	April 25, 2001
	5/21/99	Gift	50,000	6/10/99	Form 5	April 25, 2001
	5/25/99	Gift	50,000	6/10/99	Form 5	April 25, 2001
	2/15/00	Gift	500,000	3/10/00	Form 5	April 25, 2001
	5/11/00	Sale	215,000	6/10/00	Form 5	April 25, 2001
	5/12/00	Option Grant	10,000	2/14/01	Form 5	April 25, 2001
	6/7/00	Option Grant	10,000	2/14/01	Form 5	April 25, 2001
Kent O. Hudson	1/29/00	Option Grant	1,000,000	2/14/01	Form 5	April 25, 2001
William H. Janeway	5/5/98	Option Grant	5,000	2/14/99	Form 5	April 25, 2001
	6/7/00	Option Grant	10,000	2/14/01	Form 5	April 25, 2001
Joseph P. Landy	5/5/98	Option Grant	5,000	2/14/99	Form 5	April 25, 2001
	5/4/99	Option Grant	10,000	2/14/00	Form 5	April 25, 2001
	6/7/00	Option Grant	10,000	2/14/01	Form 5	April 25, 2001
Jeanne D. Wohlers	1/1/99	Option Grant	50,000	1/11/99	Form 5	April 25, 2001
	6/7/00	Option Grant	10,000	2/14/01	Form 5	April 25, 2001

Other than the filings indicated, to the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2000, all officers, directors and 10% Stockholders complied with all Section 16(a) filing requirements.

OTHER MATTERS

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

San Francisco, California
April 27, 2001

APPENDIX A

Indus International, Inc.

Charter for the Audit Committee of the Board of Directors

June 20, 2000

Purpose and Powers

The primary purpose of the Audit Committee (the "Committee"), by fulfilling the responsibilities below and in concert with the Board of Directors (the "Board") of Indus International, Inc. (the "Company"), is to fulfill its responsibility to oversee and monitor management's conduct of the Company's financial reporting process. The financial reporting process which the Committee oversees includes the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements and the Company's legal compliance and ethics programs as established by management and the Board.

In discharging its oversight and monitoring role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the independent auditor is ultimately accountable only to the Board and the Committee.

The Committee shall review the adequacy of this Charter and the Committee's structure, processes and membership at a minimum on an annual basis.

Membership

No later than June 14, 2001, the Committee shall be composed of not less than three non-employee members of the Board elected for a one-year term. The Board shall designate a chairman. The Committee's composition will fully meet the requirements of the Audit Committee Policy of the National Association of Securities Dealers ("NASD").

Accordingly, all of the members will be directors who:

  Have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

  Are financially literate or be able to become so within a reasonable period of time after joining the Committee. In addition, at least one member of the Committee will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

Key Responsibilities

The Committee's job is one of oversight and monitoring and it is recognized that the Company's management is responsible for preparing the Company's consolidated financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, including any internal audit staff, as well as the independent auditors, has more time, knowledge and more detailed information of the Company than do Committee members.

The Committee has a responsibility to be available to any employee of the Company who should desire to speak to any Committee member. Any such communications will be held in confidence by the Committee and, if indicated, will form the basis for independent investigation by the Committee.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

  Review and discuss with management and the independent auditors the audited consolidated financial statements and the Management's Discussion and Analysis in the Company's Annual Report to the Securities and Exchange Commission ("SEC") on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K), prior to their submission to the Board of Directors and prior to filing with the SEC, and review and consider with the independent auditors the results of the annual audit and matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, as amended.

  Review and discuss with management and the independent auditors the Company's interim financial results and Management's Discussion and Analysis in the Company's Quarterly Reports to the SEC on Form 10-Q (or the Quarterly Report to Shareholders if distributed prior to the filing of Form 10-Q), prior to their submission to the Board of Directors and prior to filing with the SEC, and review and consider with the independent auditors the results of the quarterly review and the matters required to be discussed by SAS No. 61, as amended. The Chair of the Committee may represent the entire Committee for the purposes of this review.

  Review in conjunction with the review of all financial statements the quality of accounting principals adopted by the Company.

  Review annually with the independent auditors and/or internal auditors, if applicable, audits of the employee benefit plans to determine that there are proper Company procedures to ensure compliance with all relevant laws and regulations.

  Meet with the independent auditors without the presence of management at some point during all meetings of the Committee.

  Discuss with management and the independent auditors the quality and adequacy of the Company's internal controls.

  With respect to the independence of the independent auditors, the Company shall:

- Request from the independent auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

- Discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors independence; and

- Recommend that the Board take appropriate action to oversee the independence of the independent auditor.

  The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, recommend for continued retention the independent auditor and shall:

- Review the intended scope of the annual audit, and the audit methods and principles being applied by the independent auditors and the fee arrangements proposed by the independent auditors;

- Approve the performance of professional services provided by the independent auditors, including audit and significant non-audit services, before such services are rendered, and consider the possible effect on the performance of such services on the independence of the auditors;

- Require the independent auditors to perform timely reviews of the Company's interim financial information;

- Require the independent auditors to submit to the Company each year a management letter which outlines weaknesses in internal controls and other matters of significance.

  The Committee shall review adequacy and performance of the finance function with respect to Audit Committee matters, including, but not limited to:

- Adequacy and competence of the finance organization;

- Review of the Company's significant accounting principles, policies and practices and the quality of the accounting principles adopted;

- Review Company financial reporting policies and practices;

- Review adequacy of management information systems, internal accounting and financial controls.

  The Company shall review with both management and the independent auditors procedures and their execution established to:

- Prevent and uncover unlawful political contributions, bribes, unexplained and unaccounted for payment to intermediaries (foreign or U.S.);

- Ascertain whether there are unaccounted or off-book transactions;

- Identify payments in violation of applicable laws and standards of business which are intended to influence employees of potential customers to purchase their products (commercial bribes, kickbacks, etc).

  The Committee shall:

- Review annually adequacy of the Company's insurance coverage;

- Review the Company's policies regarding information technology and management information systems;

- Review the Company's compliance with the requirements of employee benefit plans;

- Review annually the Company's asset management policies, including a review of investment policies and performance of cash and short-term investments;

- Review annually adequacy of protection of technology, including:

- physical security;

- patent and trademark program;

- propriety information.

  The Committee shall review annually policies, and compliance with policies relating to legal matters, conflicts of interest, etc.

  The Committee shall provide a copy of the Audit Committee charter and a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e) (3) of Schedule 14A.

Meetings

The Committee shall meet at least once every quarter.

Minutes

Minutes will be kept of each meeting of the Audit Committee and will be provided to each member of the Board. Any action of the Audit Committee shall be subject to revision by the Board of Directors.

APPENDIX B

Summary of 1997 Stock Plan as Amended

The principal features of the Stock Plan are described below:

Purpose. The purposes of the Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and its subsidiaries and to promote the success of the Company's business.

Administration. With respect to grants of options of stock rights to employees who are also officers or directors of the Company, the Stock Plan shall be administered by (i) the Board of Directors of the Company if the Board of Directors may administer the Stock Plan in compliance with Rule 16b-3 with respect to a plan intended to qualify under Rule 16b-3 as a discretionary plan or (ii) a committee designated by the Board of Directors to administer the Stock Plan, which committee shall be constituted in such a manner as to permit the plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. With respect to grants of options or stock rights to employees or consultants who are neither officers nor directors of the Company, the Stock Plan shall be administered by (i) the Board of Directors or (ii) a committee designated by the Board of Directors, which committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of the stock and options plans, if any, of applicable corporate and securities laws and of the Internal Revenue Code of 1986 as amended (the "Code"). If permitted by Rule 16b-3, the Stock Plan may be administered by different bodies with respect to directors, non-director officers and employees who are neither officers nor directors and consultants who are not directors.

The administrator of the Stock Plan has full power to select, from among the officers, employees, directors and consultants of the Company eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participants and to determine the specific terms of each grant, subject to the provisions of the Stock Plan. The interpretation and construction of any provision of the Stock Plan by the administrator is final and conclusive. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the Stock Plan.

Eligibility. The Stock Plan provides that non-statutory stock options and stock rights may be granted to employees, including officers and directors, and consultants of the Company or any subsidiary of the Company. Directors of the Company who are not employees or consultants are not eligible to participate in the Stock Plan. Incentive stock options may be granted only to employees, including officers and directors, of the Company or any subsidiary of the Company. No employee can be granted options covering more than 500,000 shares under the Stock Plan in any fiscal year, however in connection with his or her initial service, an employee may be granted options to purchase an additional 500,000 shares which shall not count against the limit stated previously. In addition, there is a $100,000 limit on the total market value of the shares subject to all incentive stock options which are granted by the Company or any parent or subsidiary of the Company to any employee which are exercisable for the first time in any calendar year.

Reserved Shares. A total of 12,500,000 shares of Common Stock have been reserved for issuance under the Stock Plan and also subject to adjustment for future stock splits, stock dividends and similar events.

Subject to the provisions of the Stock Plan, if any shares of Common Stock that have been optioned cease to be subject to an option, or if any shares of restricted stock or shares that are subject to any stock purchase rights or incentive stock right granted under the Stock Plan are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Common Stock, such shares will again be available for distribution in connection with future awards or options grants under the Stock Plan.

Stock Options. The Stock Plan permits the granting of nontransferable stock options that either qualify as incentive stock options under Section 422 of the Code ("Incentive Stock Options" or "ISOs") or do not so qualify ("Non-Statutory Stock Options" or "NSOs").

The term of each option will be fixed by the administrator but may not exceed ten years from the date of grant in the case of ISOs, or five years in the case of ISOs granted to the owner of Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary. The administrator will determine the time or times each option may be exercised. Options may be exercisable in installments, and the exercisability of options may be accelerated by the administrator.

The option exercise price for each share covered by a non-statutory option shall be determined by the administrator of the Stock Plan. The option exercise price of an ISO may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. In the case of ISOs granted to the owner of Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, the option exercise price for each share covered by such option may not be less than 110% of the fair market value of a share of Common Stock on the date of grant of such option. The administrator of the Stock Plan determines such fair market value. As long as the Common Stock of the Company is traded on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, the fair market value of a share of the Common Stock of the Company shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such system) for the last market trading date before the time of determination, as reported in The Wall Street Journal or such other source as is deemed reliable.

The consideration to be paid for shares issued upon exercise of options granted under the Stock Plan, including the method of payment, will be determined by the administrator (and, in case of ISOs, such determination shall be made at the time of grant) and may consist entirely of cash, check, promissory note or shares of Common Stock which, in the case of shares acquired upon exercise of an option, have been beneficially owned for at least six months or which were not acquired directly or indirectly from the Company, with a fair market value on the exercise date equal to the aggregate exercise price of the shares being purchased. The administrator may also authorize as payment the delivery of a properly executed notice and irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price or the delivery of an irrevocable subscription agreement for the shares which irrevocably obligates the optionee to take and pay for the shares not more than 12 months after delivery of the subscription agreement. The administrator may also authorize payments by any combination of the foregoing methods or by any other method permitted by applicable laws.

Under the Stock Plan, in the event of termination of an optionee's employment or consulting relationship for any reason (other than death or permanent disability), an option may thereafter be exercised (to the extent it was exercisable at the date of such termination) for thirty days (or such other period as determined by the administrator not to exceed six months or three months in the case of an ISO). If the optionee's employment or consulting relationship is terminated as a result of the optionee's permanent disability, the option may be exercised for a period of twelve months after the date of termination. If an optionee's employment or consulting relationship is terminated by reason of the optionee's death, the options held by such individual can be exercised by the optionee's estate or successor for twelve months following death. However, in no case can an option be exercised after the expiration of its term.

All options granted under the Stock Plan shall be evidenced by a stock option agreement between the Company and the optionee to whom such option is granted. Each agreement shall contain in substance the terms and conditions described above.

Stock Purchase Rights. The Stock Plan permits the granting of stock purchase rights to purchase Common Stock of the Company either alone, in addition to, or in tandem with other awards under the Stock Plan. Upon the granting of a stock purchase right under the Stock Plan, the offeree is advised in writing of the terms, conditions and restrictions related to the offer, including the number of shares of Common Stock that such person is entitled to purchase, the price to be paid and the time within which such person must accept such offer (which in no event may exceed six months from the date the purchase right was granted). The offer shall be accepted by execution of a restricted stock purchase agreement between the Company and the offeree. Stock purchase rights granted to persons subject to Section 16 of the Securities Exchange Act of 1934 shall be subject to any restrictions necessary to comply with Rule 16b-3.

Nontransferability of Options and Stock rights. Options and stock rights granted pursuant to the Stock Plan are nontransferable by the participant, other than by will or by laws of descent and distribution and may be exercised, during the lifetime of the participant, only by the participant.

Withholding Under the Stock Plan. The administrator of the Stock Plan may also permit participants to satisfy their withholding tax obligations using Common Stock when appropriate.

Acceleration of Options and Stock Rights. In the event of a proposed sale of all or substantially all of the assets of the Company, or the Merger of the Company with or into another corporation, each outstanding option and stock right shall be assumed or substituted by an equivalent option or right to buy such successor corporation. In the event the successor corporation refuses to assume or substitute the option or stock purchase right, the participant will have the right to exercise the option or stock right as to all shares subject to such option or stock right, including shares as to which the option or stock right would not otherwise be exercisable. If an option or stock purchase right is exercisable in lieu of assumption or substitution, the Company shall notify the participant that the option or stock right shall be fully exercisable for a period of 15 days from the date of such notice and the option or stock right will terminate upon the expiration of such period.

Adjustment upon Changes in Capitalization. In the event any change, such as a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the number of shares which have been reserved for issuance under the Stock Plan and the price per share covered by each outstanding option or stock right. In the event of the proposed dissolution or liquidation of the Company, all outstanding options and stock rights will terminate immediately before the consummation of such proposed action, unless otherwise provided by the Board of Directors. The Board of Directors may, in its discretion, make provision for accelerating the exercisability of shares subject to options or stock rights under the Stock Plan in such event.

Amendment and Termination. The Board of Directors may amend, alter, suspend or discontinue the Stock Plan at any time, but such amendment, alteration, suspension or discontinuation shall not adversely affect any incentive stock rights, stock options, stock appreciation rights or stock purchase rights then outstanding under the Stock Plan, without the participant's consent. To the extent necessary and desirable to comply with Rule 16b-3 or Section 422 of the Code (or any other applicable law or regulation), the Company will obtain stockholder approval of any amendment to the Stock Plan in such a manner and to such a degree as required. Subject to the specific terms of the Stock Plan, the administrator may accelerate any award or option or waive any conditions or restrictions pertaining to such award or option or shares of stock relating thereto at any time. The administrator may also substitute new stock options for previously granted stock options, including previously granted stock options having higher option prices, and may reduce the exercise price of any option to the then current fair market value if the fair market value of the Common Stock covered by such option shall have declined since the date the option was granted. The Stock Plan shall continue in effect for a term of ten years unless sooner terminated as described above.

Federal Income Tax Aspects of the Stock Plan

The following is a brief summary of the federal income tax consequences of transactions under the Stock Plan. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Incentive Stock Options. An optionee who is granted an ISO will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply in the case of optionees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short term capital gain or loss, depending on the holding period.

Non-Statutory Stock Options. All other options, which do not qualify as ISOs, are referred to as Non-Statutory Stock Options. An optionee will not recognize any taxable income at the time he is granted a Non- Statutory Stock Option. However, upon exercise of the option, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the Optionee with respect to shares acquired upon exercise of a Non-Statutory Stock Option.

Different rules may apply in the case of optionees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended.

Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as Non-Statutory Stock Options. However, restricted stock is usually purchased upon exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock ceases to be subject to substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company (i.e., as it "vests"). At such times, the purchaser will recognize the ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture. However, a purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, would be equal to the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period would commence on the purchase date. The ordinary income recognized by a purchaser who is an employee will be treated as wages and will be subject to tax withholding by the Company. Generally, the Company will be entitled to a tax deduction in the amount and at the time the purchaser recognizes ordinary income.

Different rules may apply in the case of purchasers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended.

Payments in Respect of a Change in Control. The Stock Plan authorizes the acceleration of options and stock purchase rights under certain conditions in the event of a Merger or sale of substantially all of the assets of the Company. Such acceleration or payment may cause part or all of the consideration involved to be treated as a "parachute payment" under the Code, which may subject the recipient thereof to a 20% excise tax and which may not be deductible by the participant's employer.

The foregoing is only a summary of the effect of federal income taxation upon optionees and the Company with respect to the grant and exercise of options under the Stock Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

INDUS INTERNATIONAL, INC.

___________________________________________________________

Indus International, Inc.

Proxy for 2001 Annual Meeting of Shareholders

May 24, 2001

The undersigned shareholder(s) of Indus International, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 27, 2001, and hereby appoints Kent Hudson and Henry Montgomery as Proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Shareholders of Indus International, Inc. to be held on May 24, 2001 at 2:00 p.m., local time, at 60 Spear Street, San Francisco, California and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present on any of the following matters and with discretionary authority as to any and all other matters that may properly come before the meeting.

1. Election of Directors to serve one year terms.

FOR all the nominees listed below (except as indicated). WITHHOLD authority to vote for all nominees listed below.

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

Robert H. Beatty     Gayle A. Crowell     Robert W. Felton

Kent O. Hudson     William H. Janeway     Joseph P. Landy

Thomas P. Madison     Jeanne D. Wohlers

2. To approve an amendment to the Company's 1997 Director Option Plan to increase the number of shares reserved for issuance thereunder by 2,500,000 to 12,500,000.

FOR        AGAINST        ABSTAIN

3. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001.

FOR        AGAINST        ABSTAIN

4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PERSONS AND PROPOSALS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM ADVISABLE.

Dated _______________________, 2001

Signature:

___________________________________

Signature:

___________________________________

I Plan to attend the meeting: _________

(This proxy should be marked, dated and signed by each shareholder exactly as such shareholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.